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                                                                Exhibit 4(d)(ii)


                          EIGHTH SUPPLEMENTAL INDENTURE
                          DATED AS OF FEBRUARY 3, 1999

                              --------------------



              This Eighth Supplemental Indenture, dated as of the 3rd day of February, 1999 between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Issuer") and having its principal office at Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, and NBD Bank, a Michigan banking corporation (hereinafter called the "Trustee") and having its principal Corporate Trust Office at 611 Woodward Avenue, Detroit, Michigan 48226.

                                   WITNESSETH:

              WHEREAS, the Issuer and the Trustee (formerly known as NBD Bank, National Association) entered into an Indenture, dated as of September 15, 1992 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Issuer (the "Securities") may be issued from time to time; and

              WHEREAS, Section 2.3 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

              WHEREAS, Section 8.1(e) of the Original Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and


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              WHEREAS, the Issuer has requested the Trustee to join with it in the execution and delivery of this Eighth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Issuer's "6.75% Senior Notes Due 2004, Series A" (the "Series A Notes"), providing for the issuance of the Series A Notes and amending and adding certain provisions thereof for the benefit of the Holders of the Series A Notes; and

              WHEREAS, the Issuer and certain purchasers of the Series A Notes are entering into a Registration Rights Agreement dated as of February 3, 1999 which requires the Issuer to use its best efforts to make an Exchange Offer which would enable Holders of Series A Notes to exchange such Series A Notes for Securities not subject to certain restrictions under the Securities Act or to cause a Shelf Registration Statement to become effective with respect to the Series A Notes (in each case as defined in such Registration Rights Agreement); and

              WHEREAS, the Issuer wishes to establish the forms and terms of a series of Securities to be issued in exchange for Series A Notes as so contemplated, such Securities to be known as the Issuer's "6.75% Senior Notes Due 2004, Series B" (the "Series B Notes"), provide for the issuance of such Notes and amend and add certain provisions to the Original Indenture for the benefit of the Holders of the Series B Notes; and

              WHEREAS, the Issuer and the Trustee desire to enter into this Eighth Supplemental Indenture for the purposes set forth in Sections 2.3 and 8.1(e) of the Original Indenture as referred to above; and

              WHEREAS, the Issuer has furnished the Trustee with a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of this Eighth Supplemental Indenture; and


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              WHEREAS, all things necessary to make this Eighth Supplemental
Indenture a valid agreement of the Issuer and the Trustee and a valid supplement to the Original Indenture have been done,

              NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE     WITNESSETH:

              For and in consideration of the premises and the purchase of the Series A Notes and the Series B Notes (such Series A Notes and Series B Notes being sometimes referred to herein as the "2004 Notes") to be issued hereunder by holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of such 2004 Notes, as follows:

                                     ARTICLE I

                        STANDARD PROVISIONS; DEFINITIONS

              SECTION 1.01. Standard Provisions. The Original Indenture together with this Eighth Supplemental Indenture and all previous indentures supplemental thereto entered into pursuant to the applicable terms thereof are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

              SECTION 1.02. Definitions. Section 1.1 of the Original Indenture is amended to insert the new definitions applicable to the 2004 Notes, in the appropriate alphabetical sequence, as follows:

              "Amortization Expense" means, for any period, amounts recognized during such period as amortization of capital leases, depletion, nuclear fuel, goodwill and assets



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classified as intangible assets in accordance with generally accepted accounting principles.


              "Applicable Premium" means, with respect to a 2004 Note (or portion thereof) being redeemed at any time, the excess of (A) the present value at such time of the principal amount of such 2004 Note (or portion thereof) being redeemed plus all interest payments due on such 2004 Note (or portion thereof), which present value shall be computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2004 Note (or portion thereof) being redeemed at such time. For purposes of this definition, the present values of interest and principal payments will be determined in accordance with generally accepted principles of financial analysis.

              "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and
(y) the amount of such principal payment by (ii) the sum of all such principal payments.

              "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.



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              "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or Letter Stock; provided that Hybrid Preferred Securities shall not be considered Capital Stock for purposes of this definition.

              "Change in Control" means an event or series of events by which
(i) the Issuer ceases to own beneficially, directly or indirectly, at least 80% of the total voting power of all classes of Capital Stock then outstanding of Consumers (whether arising from issuance of securities of the Issuer or Consumers, any direct or indirect transfer of securities by the Issuer or Consumers, any merger, consolidation, liquidation or dissolution of the Issuer or Consumers or otherwise); (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Issuer; or (iii) the Issuer consolidates with or merges into another corporation or directly or indirectly conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Issuer, in either event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is changed into or exchanged for cash, securities, or other property, other than any such transaction in which (A) the outstanding Voting Stock of the Issuer is changed into or exchanged for Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of the Issuer immediately prior to such transaction retain, directly or indirectly, substantially proportionate ownership of the Voting Stock of the surviving corporation immediately after such transaction.

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              "CMS Electric and Gas" means CMS Electric and Gas Company, a
Michigan corporation and wholly-owned subsidiary of Enterprises.

              "CMS Gas Transmission and Storage" means CMS Gas Transmission and Storage Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

              "CMS Generation" means CMS Generation Co., a Michigan corporation and wholly-owned subsidiary of Enterprises.

              "CMS MST" means CMS Marketing, Services and Trading Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

              "CMS Oil & Gas" means, CMS Oil & Gas Co., a Michigan corporation and wholly-owned subsidiary of Enterprises.

              "Consolidated Assets" means, at any date of determination, the aggregate assets of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

              "Consolidated Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Operating Cash Flow for such period to (ii) the aggregate amount of Consolidated Interest Expense for such period.

              "Consolidated Current Liabilities" means, for any period, the aggregate amount of liabilities of the Issuer and its Consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after (i) eliminating all inter-company items between the Issuer and any Consolidated Subsidiary and (ii) deducting all current maturities of long-term Indebtedness, all as determined in accordance with generally accepted accounting principles.


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              "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall not include any subordinated debt owned by any Hybrid Preferred Securities Subsidiary.

              "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Indebtedness of the Issuer and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other Persons deemed to be Indebtedness of the Issuer or any Consolidated Subsidiaries under clause (v) or (vi) of the definition of Indebtedness, provided, however, that Consolidated Interest Expense shall exclude (a) any costs otherwise included in interest expense recognized on early retirement of debt and (b) any interest expense in respect of any Indebtedness of any Subsidiary of Consumers, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary.

              "Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income:


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              (i)   any net income of any Person if such Person is not a
         Subsidiary, except that (A) the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Consolidated Subsidiary as a dividend or other distribution and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

              (ii) any net income of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

              (iii) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its Consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; and

              (iv) any net income of any Subsidiary of Consumers, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary whose interest expense is excluded from Consolidated Interest Expense, provided, however, that for purposes of this subsection (iv), any cash, dividends or distributions of any such Subsidiary to the Issuer shall be included in calculating Consolidated Net Income.

              "Consolidated Net Tangible Assets" means, for any period, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as set forth on the most recently available quarterly or annual consolidated balance sheet of the


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Issuer and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors as evidenced by Board resolutions; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1996, as a result of a change in the method of valuation in accordance with generally accepted accounting principles; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

              "Consolidated Net Worth" of any Person means the total of the amounts shown on the consolidated balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by such Person not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.



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              "Consolidated Subsidiary" means, any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Issuer in accordance with generally accepted accounting principles.

              "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Issuer.

              "Designated Enterprises Subsidiary" means any wholly-owned subsidiary of Enterprises formed after the date of this Eighth Supplemental Indenture which is designated a Designated Enterprises Subsidiary by the Board of Directors.

              "Enterprises" means CMS Enterprises Company, a Michigan corporation and wholly-owned subsidiary of the Issuer.

              "Event of Default" with respect to each series of 2004 Notes has the meaning specified in Article VI of this Eighth Supplemental Indenture.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock or Redeemable Stock).

              "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

         (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or


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              Consumers in exchange for subordinated debt issued by the Company or Consumers respectively;

         (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and


         (iii)the Company or Consumers (as the case may be) makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.

              "Hybrid Preferred Securities Subsidiary" means any business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company or Consumers) at all times by the Company or Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Company or Consumers (as the case may be) and payments made from time to time on such subordinated debt.

              "Indebtedness" of any Person means, without duplication,

              (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

              (ii)  all Capital Lease Obligations of such Person;

              (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations


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         under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

              (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

              (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

              (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

              "Interest Payment Date" means July 15, 1999 and each January 15 and July 15 in each year thereafter.

              "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.


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              "Letter Stock", as applied to the Capital Stock of any
corporation, means Capital Stock of any class or classes (however designated) which is intended to reflect the separate performance of certain of the businesses or operations conducted by such corporation or any of its subsidiaries.

              "Lien" means any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind.

              "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the aggregate proceeds of such Asset Sale including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary of the Issuer as a reserve against any liabilities associated with such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepted accounting principles and (b) with respect to any issuance or sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of attorneys' fees, accountants'


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fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, provided, however, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $25 million, the value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions.

              "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

              "Operating Cash Flow" means, for any period, with respect to the Issuer and its Consolidated Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance costs, any nonrecurring, noncash charges to earnings and any negative accretion recognition.

              "Other Rating Agency" shall mean any one of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P. or Moody's Investors Service, Inc., and any successor to any of these organizations which is a nationally recognized statistical rating organization.

              "Paying Agent" means any person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any of the 2004 Notes on behalf of the Issuer. Initially, the Paying Agent for each series of 2004 Notes shall be the Trustee.


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              "Predecessor Note" with respect to any particular 2004 Note means every previous 2004 Note evidencing all or a portion of the same debt as that evidenced by such particular 2004 Note; and, for the purposes of this definition, any 2004 Note authenticated and delivered under Section 2.9 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 2004 Note of the same series shall be deemed to evidence the same debt as such mutilated, destroyed, lost or stolen 2004 Note.

              "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided that Hybrid Preferred Securities shall not be considered Preferred Stock for purposes of this definition.

              "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Stated Maturity of the outstanding 2004 Notes or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the Stated Maturity of the outstanding 2004 Notes.

              "Restricted Subsidiary" means any Subsidiary (other than Consumers and its subsidiaries) of the Issuer which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, constituted at least 10% of the total Consolidated Assets of the Issuer and its Consolidated Subsidiaries and any other Subsidiary which from time to time is designated a Restricted Subsidiary by the Board of Directors provided that no Subsidiary may be designated a Restricted Subsidiary if, immediately after giving effect thereto, an Event of Default or event that, with the lapse of time or giving of notice or both, would constitute an Event of Default would exist or the Issuer and its Restricted Subsidiaries could not incur at least one dollar of additional Indebtedness under Section 5.04, and (i) any such Subsidiary so designated as a Restricted Subsidiary must be



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organized under the laws of the United States or any State thereof, (ii) more than 80% of the Voting Stock of such Subsidiary must be owned of record and beneficially by the Issuer or a Restricted Subsidiary and (iii) such Restricted Subsidiary must be a Consolidated Subsidiary.

              "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the outstanding 2004 Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Issuer which is acceptable to the Trustee.

              "Subordinated Indebtedness" means any Indebtedness of the Issuer (whether outstanding on the date of this Eighth Supplemental Indenture or thereafter incurred) which is contractually subordinated or junior in right of payment to the 2004 Notes.

              "Support Obligations" means, for any person, without duplication, any financial obligation, contingent or otherwise, of such person guaranteeing or otherwise supporting any debt or other obligation of any other person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not



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otherwise constitute debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

              "Tax-Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated January 1, 1994, as amended or supplemented from time to time, by and among Issuer, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to stated maturity of the 2004 Notes; provided, however, that if the average life to stated maturity of the 2004 Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

              "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

              Certain terms, used principally in Articles Three, Four and Seven of this Eighth Supplemental Indenture, are defined in those Articles.



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                                   ARTICLE II

               DESIGNATION AND TERMS OF THE SERIES A NOTES; FORMS


              SECTION 2.01. Establishment of Series. (a) There is hereby created a series of Securities to be known and designated as the "6.75% Senior Notes Due 2004, Series A" and limited in aggregate principal amount (except as contemplated in Section 2.3(f)(2) of the Indenture) to $300,000,000. The Stated Maturity of the Series A Notes is January 15, 2004.

              (b) The Series A Notes will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate of 6.75% per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable semiannually on each Interest Payment Date and at Maturity, as provided in the form of the Series A Note in Section 2.03 hereof.

              (c) The Record Date referred to in Section 2.3(f)(4) of the Indenture for the payment of the interest on any Series A Note payable on any Interest Payment Date (other than at Maturity) shall be the 1st day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs and, in the case of interest payable at Maturity, the Record Date shall be the date of Maturity.

              (d) The payment of the principal of, premium (if any) and interest on the Series A Notes shall not be secured by a security interest in any property.

              (e) The Series A Notes shall be redeemable at the option of the Issuer, in whole or in part, at any time and from time to time, upon not less than 30 days' notice to the Holders of the Notes at a redemption price equal to 100% of the principal amount of such Series A Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption


                                      18--
date. In no event will the redemption price ever be less than 100% of the principal amount of the Series A Notes plus accrued interest to the redemption date. The Series A Notes shall be purchased by the Issuer at the option of the Holders thereof as provided in Sections 4.01 and 5.06 hereof.

              (f)   The Series A Notes shall not be convertible.

              (g) The Series A Notes will not be subordinated to the payment of Senior Debt.

              (h) The Issuer will not pay any additional amounts on the Series A Notes held by a Person who is not a U.S. Person in respect of any tax, assessment or government charge withheld or deducted.

              (i) The events specified in Events of Default with respect to the Series A Notes shall include the events specified in Article Six of this Eighth Supplemental Indenture. In addition to the covenants set forth in Article Three of the Original Indenture, the Holders of the Series A Notes shall have the benefit of the covenants of the Issuer set forth in Article Five hereto.

              SECTION 2.02. Forms Generally. The Series A Notes and Trustee's certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series A Notes, as evidenced by their execution thereof.

                                      19--

              The definitive Series A Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Series A Notes, as evidenced by their execution thereof.





                                      20--

              SECTION 2.03. Form of Face of Series A Note.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.




                                      21--

                             CMS ENERGY CORPORATION
                      6.75% SENIOR NOTE DUE 2004, SERIES A

No.                                                                  $
    --------                                                          ----------

              CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                                     ,
or registered assigns, the principal sum of                            Dollars
on January 15, 2004 ("Maturity") and to pay interest thereon from February 3, 1999 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing July 15, 1999 and at Maturity at the rate of 6.75% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series A Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the 1st day of the calendar month in which such Interest Payment Date occurs (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Series A Note (or one or more Predecessor Series A Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Notes not less than 15 days preceding such subsequent Record Date.

                                      22--

              Payment of the principal of (and premium, if any) and interest, if any, on this Series A Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment; and provided, further, that if this Series A Note is a Global Note within the meaning of the Indenture, then each payment hereunder shall be made by wire transfer to an account or accounts designated by the Person entitled thereto not later than ten days prior to the date of such payment.

              Reference is hereby made to the further provisions of this Series A Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

                         CMS ENERGY CORPORATION


                         By
                           ----------------------------
                         Its:

                                      23--

                         By
                           ----------------------------
                         Its:



Attest:

              SECTION 2.04. Form of Reverse of Series A Note.

              This 6.75% Senior Note Due 2004, Series A is one of a duly authorized issue of securities of the Issuer (herein called the "Series A Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Eighth Supplemental Indenture, dated as of November 4, 1997 (herein collectively referred to as the "Indenture"), between the Issuer and NBD Bank, a Michigan banking corporation (formerly known as NBD Bank, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the Series A Notes and of the terms upon which the Series A Notes are, and are to be, authenticated and delivered. This Series A Note is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

              The Series A Notes are subject to redemption at the option of the Issuer, in whole or in part, upon not more than 60 nor less than 30 days' notice as provided in the Indenture at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Series A Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date, but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the Holder of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the


                                      24--

Indenture. In no event will the redemption price ever be less than 100% of the principal amount of the Series A Notes plus accrued interest to the redemption date.

              The following definitions are used to determine the Applicable
Premium:

              "Applicable Premium" means, with respect to a Series A Note (or portion thereof) being redeemed at any time, the excess of (A) the present value at such time of the principal amount of such Series A Note (or portion thereof) being redeemed plus all interest payments due on such Series A Note (or portion thereof), which present value shall be computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Series A Note (or portion thereof) being redeemed at such time. For purposes of this definition, the present values of the interest and principal payments will be determined in accordance with generally accepted principles of financial analysis.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to stated maturity of the Series A Notes; provided, however, that if the average life to stated maturity of the Series A Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.


                                      25--

              In the event of redemption of this Series A Note in part only, a new Series A Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              If a Change in Control occurs, the Issuer shall notify the Holder of this Series A Note of such occurrence and such Holder shall have the right to require the Issuer to make a Required Repurchase of all or any part of this Series A Note at a Change in Control Purchase Price equal to 101% of the principal amount of this Series A Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this Series A Note, a new Series A Note or Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              If an Event of Default with respect to this Series A Note shall occur and be continuing, the principal of this Series A Note may be declared due and payable in the manner and with the effect provided in the Indenture.

              In any case where any Interest Payment Date, repurchase date, Stated Maturity or Maturity of any Series A Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this Series A Note), payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.



                                      26--

              The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Series A Note or (ii) certain restrictive covenants and Events of Default with respect to this Series A Note, in each case upon compliance with certain conditions set forth therein.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding Series A Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

              The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any Series A Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received


                                      27--
from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Series A Note on or after the respective due dates expressed herein.

              No reference herein to the Indenture and no provision of this Series A Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Series A Note at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Series A Note is registerable in the Security Register, upon surrender of this Series A Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Series A Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              The Series A Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series A Notes are exchangeable for a like aggregate principal amount of Series A Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.



                                      28--

              No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Issuer shall not be required to (a) issue, exchange or register the transfer of this Series A Note for a period of 15 days next preceding the mailing of the notice of redemption of Series A Notes or (b) exchange or register the transfer of any Series A Note or any portion thereof selected, called or being called for redemption, except in the case of any Series A Note to be redeemed in part, the portion thereof not so to be redeemed.

              Prior to due presentment of this Series A Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Series A Note is registered as the owner hereof for all purposes, whether or not this Series A Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

              All terms used in this Series A Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                      29--

                             CERTIFICATE OF TRANSFER

                      6.75% SENIOR NOTE DUE 2004, SERIES A

              FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S) AND
TRANSFER(S) UNTO                            PLEASE INSERT SOCIAL SECURITY NUMBER
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


----------------------------


----------------------------

                                ------------------------------------------------

--------------------
-------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)

-------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby
irrevocably constitutes and appoints
                                    ----------------------------------



-------------------------------------------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

The undersigned certifies that said Note is being resold, pledged or otherwise transferred as follows: (check one)

[_]      to the Issuer;

[_] to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

[_] in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

[_] to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Note for investment purposes and not for distribution; (attach a copy of an Investment Letter For Institutional Accredited Investors in the form annexed signed by an authorized officer of the transferee)

[_] as otherwise permitted by the non-registration legend appearing on this Note; or

[_] as otherwise agreed by the Issuer, confirmed in writing to the Trustee, as follows: (describe)




         ----------------------------------------------------------------


         ----------------------------------------------------------------


Dated:
      -------------------                              -------------------------




                                      30--

        FORM OF INVESTMENT LETTER FOR INSTITUTIONAL ACCREDITED INVESTORS




[Transferor, Trustee and Issuer Names and Addresses]



Ladies and Gentlemen:

    In connection with our proposed purchase of 6.75% Senior Notes due 2004, Series A (the "Notes") issued by CMS Energy Corporation ("Issuer"), we confirm that:


              1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

              2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to Notes (the "Indenture") and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

              3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Senior Notes, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter) and, if such transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

              4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and Issuer such certifications, legal opinions and other information as the Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.


                                      31--

              5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

              6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,


                                                By:
                                                   --------------------
                                                   Name:
                                                   Title:

                                     [END OF FORM]


              SECTION 2.05. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

              This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                    ----------------------------------------,
                                              as Trustee


                    By
                      --------------------------------------
                              Authorized Officer


              SECTION 2.06. The Series A Notes will be initially issued as Global Notes registered in the name of Cede & Co. (as nominee for the Depository Trust Company ("DTC"), New York, New York). The Series A Notes shall contain restrictions on transfer, substantially as described in the form set forth in
Section 2.03. Each Series A Note, whether in the form of a Global Note or in certificated form, shall bear a non-registration legend and a Certificate of Transfer, in each case in substantially the form set forth in such form.


                                      32--

              It is contemplated that beneficial interests in Series A Notes owned by qualified institutional buyers (as defined in Rule 144A under the Securities Act)("QIBs") or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more global certificates registered in the name of Cede & Co., as registered owner and as nominee for DTC; beneficial interests in Series A Notes acquired by foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate global certificates (each the "Regulation S Global Certificate"), also registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of Euroclear and Cedel Bank; prior to the 40th day after the date of initial issuance of the Series A Notes, beneficial interests in the Regulation S Global Certificate may be held only through Euroclear or Cedel Bank; Series A Notes acquired by Institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs") and other eligible transferees, who are not QIBs and who are not foreign purchasers pursuant to Regulation S under the Securities Act, will be in certificated form. The Trustee and the Issuer will have no responsibility under the Indenture for transfers of beneficial interests in the Series A Notes. The Trustee shall authenticate and issue new Series A Notes upon a registration of transfer only upon receipt of a Transfer Certificate in the form set forth in Section 2.04. The Trustee shall refuse to register any transfer of a Series A Note in violation of the legend set forth on such Series A Note and without appropriate completion of the Transfer Certificate on such Series A Note.

                                   ARTICLE III

               DESIGNATION AND TERMS OF THE SERIES B NOTES; FORMS

              SECTION 3.01. Establishment of Series. (a) There is hereby created a series of Securities to be known and designated as the "6.75% Senior Notes Due 2004, Series B" and limited in aggregate principal amount (except as contemplated in Section

                                      33--

2.3(f)(2) of the Indenture) to $300,000,000 (the "Series B Notes"). The Stated Maturity of the Series B Notes is January 15, 2004.

              (b) The Series B Notes will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate of 6.75% per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable semiannually on each Interest Payment Date and at Maturity, as provided in the form of the Series B Note in Section 3.03 hereof.

              (c) The Record Date referred to in Section 2.3(f)(4) of the Indenture for the payment of the interest on any Series B Note payable on any Interest Payment Date (other than at Maturity) shall be the 1st day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs and, in the case of interest payable at Maturity, the Record Date shall be the date of Maturity.

              (d) The payment of the principal of, premium (if any) and interest on the Series B Notes shall not be secured by a security interest in any property.

              (e) The Series B Notes shall be redeemable at the option of the Issuer, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Series B Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date. In no event will the redemption price ever be less than 100% of the principal amount of the Series B Notes plus accrued interest to the redemption date. The Series B Notes shall be purchased by the Issuer at the option of the Holders thereof as provided in Sections 4.01 and 5.06 hereof.

              (f)   The Series B Notes shall not be convertible.


                                      34--

              (g) The Series B Notes will not be subordinated to the payment of Senior Debt.

              (h) The Issuer will not pay any additional amounts on the Series B Notes held by a Person who is not a U.S. Person in respect of any tax, assessment or government charge withheld or deducted.

              (i) The events specified in Events of Default with respect to the Series B Notes shall include the events specified in Article Six of this Eighth Supplemental Indenture. In addition to the covenants set forth in Article Three of the Original Indenture, the Holders of the Series B Notes shall have the benefit of the covenants of the Issuer set forth in Article Five hereto.

              SECTION 3.02. Forms Generally. The Series B Notes and Trustee's certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series B Notes, as evidenced by their execution thereof.

              The definitive Series B Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Series B Notes, as evidenced by their execution thereof.


                                      35--

              SECTION 3.03. Form of Face of Series B Note.

                             CMS ENERGY CORPORATION

                      6.75% SENIOR NOTE DUE 2004, SERIES B

No.                                                                  $
    --------                                                          ----------

              CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                                  , or
registered assigns, the principal sum of                      Dollars on January
15, 2004 ("Maturity") and to pay interest thereon from February 3, 1999 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 1999 and at Maturity at the rate of 6.75% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series B Note (or one or more Predecessor Series B Notes) is registered at the close of business on the Record Date for such interest, which shall be the 1st day of the calendar month in which such Interest Payment Date occurs (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Series B Note (or one or more Predecessor Series B Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee,


                                      36--
notice whereof shall be given to Holders of Series B Notes not less than 15 days preceding such subsequent Record Date.

              Payment of the principal of (and premium, if any) and interest, if any, on this Series B Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment; and provided, further, that if this Series B Note is a Global Note within the meaning of the Indenture, then each payment hereunder shall be made by wire transfer to an account or accounts designated by the Person entitled thereto not later than ten days prior to the date of such payment.

              Reference is hereby made to the further provisions of this Series B Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series B Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                                      37--

              IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

                         CMS ENERGY CORPORATION


                         By
                           ----------------------------
                         Its:


                         By
                           ----------------------------
                         Its:


Attest:

              SECTION 3.04. Form of Reverse of Series B Note.

              This 6.75% Senior Note Due 2004, Series B is one of a duly authorized issue of securities of the Issuer (herein called the "Series B Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Eighth Supplemental Indenture, dated as of November 4, 1997 (herein collectively referred to as the "Indenture"), between the Issuer and NBD Bank, a Michigan banking corporation (formerly known as NBD Bank, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the Series B Notes and of the terms upon which the Series B Notes are, and are to be, authenticated and delivered. This Series B Note is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

              The Series B Notes are subject to redemption at the option of the Issuer, in whole or in part, upon not more than 60 nor less than 30 days' notice as provided in the Indenture at any time and from time to time, at a redemption price equal to 100% of


                                      38--
the principal amount of such Series B Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date, but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the Holder of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture. In no event will the redemption price ever be less than 100% of the principal amount of the Series B Notes plus accrued interest to the redemption date.

              The following definitions are used to determine the Applicable
Premium:

              "Applicable Premium" means, with respect to a Series B Note (or portion thereof) being redeemed at any time, the excess of (A) the present value at such time of the principal amount of such Series B Note (or portion thereof) being redeemed plus all interest payments due on such Series B Note (or portion thereof), which present value shall be computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Series B Note (or portion thereof) being redeemed at such time. For purposes of this definition, the present values of the interest and principal payments will be determined in accordance with generally accepted principles of financial analysis.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to stated maturity of the Series B Notes; provided, however, that if the average life to stated maturity of the Series B Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average


                                      39--
yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

              In the event of redemption of this Series B Note in part only, a new Series B Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              If a Change in Control occurs, the Issuer shall notify the Holder of this Series B Note of such occurrence and such Holder shall have the right to require the Issuer to make a Required Repurchase of all or any part of this Series B Note at a Change in Control Purchase Price equal to 101% of the principal amount of this Series B Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this Series B Note, a new Series B Note or Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              If an Event of Default with respect to this Series B Note shall occur and be continuing, the principal of this Series B Note may be declared due and payable in the manner and with the effect provided in the Indenture.

              In any case where any Interest Payment Date, repurchase date, Stated Maturity or Maturity of any Series B Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this Series B Note), payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date,


                                      40--
redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.

              The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Series B Note or (ii) certain restrictive covenants and Events of Default with respect to this Series B Note, in each case upon compliance with certain conditions set forth therein.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding Series B Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

              The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

              As set forth in, and subject to, the provisions of the Indenture, no Holder of any Series B Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less



                                      41--
than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Series B Note on or after the respective due dates expressed herein.

              No reference herein to the Indenture and no provision of this Series B Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Series B Note at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Series B Note is registerable in the Security Register, upon surrender of this Series B Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Series B Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              The Series B Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series B Notes are exchangeable for



                                      42--
a like aggregate principal amount of Series B Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Issuer shall not be required to (a) issue, exchange or register the transfer of this Series B Note for a period of 15 days next preceding the mailing of the notice of redemption of Series B Notes or (b) exchange or register the transfer of any Series B Note or any portion thereof selected, called or being called for redemption, except in the case of any Series B Note to be redeemed in part, the portion thereof not so to be redeemed.

              Prior to due presentment of this Series B Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Series B Note is registered as the owner hereof for all purposes, whether or not this Series B Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

              All terms used in this Series B Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                                      43--

              FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S) AND
TRANSFER(S) UNTO                            PLEASE INSERT SOCIAL SECURITY NUMBER
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


----------------------------


----------------------------

                                ------------------------------------------------

--------------------
-------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)

-------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby
irrevocably constitutes and appoints
                                    ----------------------------------



-------------------------------------------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.









Dated:
      -------------------                              -------------------------


                                  [END OF FORM]

              SECTION 3.05. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

              This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                    ----------------------------------------,
                                                            as Trustee


                                    By
                                      --------------------------------------
                                              Authorized Officer



                                      44--

                                   ARTICLE IV

                                CHANGE IN CONTROL

              SECTION 4.01. Change in Control. Upon the occurrence of a Change in Control (the effective date of such Change in Control being the "Change in Control Date"), each Holder of a 2004 Note shall have the right to require that the Issuer repurchase (a "Required Repurchase") all or any part of such Holder's 2004 Note at a repurchase price payable in cash equal to 101% of the principal amount of such 2004 Note plus accrued interest to the Purchase Date (the "Change in Control Purchase Price").

              (a) Within 30 days following the Change in Control Date, the Issuer shall mail a notice (the "Required Repurchase Notice") to each Holder with a copy to the Trustee stating:

                   (i) that a Change in Control has occurred and that such Holder has the right to require the Issuer to repurchase all or any part of such Holder's 2004 Notes at the Change in Control Purchase Price;

                   (ii) the Change in Control Purchase Price;

                   (iii) the date on which any Required Repurchase shall be made
              (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed) (the "Purchase Date");

                   (iv) the name and address of the Paying Agent; and

                   (v) the procedures that Holders must follow to cause the 2004 Notes to be repurchased, which shall be consistent with this Section and the Indenture.




                                      45--

              (b) Holders electing to have a 2004 Note repurchased must deliver a written notice (the "Change in Control Purchase Notice") to the Paying Agent (initially the Trustee) at its corporate trust office in Detroit, Michigan, or any other office of the Paying Agent maintained for such purposes, not later than 30 days prior to the Purchase Date. The Change in Control Purchase Notice shall state: (i) the portion of the principal amount of any 2004 Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; (ii) that such 2004 Notes are to be repurchased by the Issuer pursuant to the change in control provisions of the Indenture; and (iii) unless the 2004 Notes are represented by one or more Global Notes, the certificate numbers of the 2004 Notes to be delivered by the Holder thereof for repurchase by the Issuer. Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the 2004 Notes as to which the withdrawal notice relates and the principal amount of such 2004 Notes, if any, which remains subject to a Change in Control Purchase Notice.

              If a 2004 Note is represented by a Global Note (as described in Article VII below), the Depositary or its nominee will be the Holder of such 2004 Note and therefore will be the only entity that can elect a Required Repurchase of such 2004 Note. To obtain repayment pursuant to this Section 4.01 with respect to such 2004 Note, the beneficial owner of such 2004 Note must provide to the broker or other entity through which it holds the beneficial interest in such 2004 Note (i) the Change in Control Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and (ii) instructions to such broker or other entity to notify the Depositary of such



                                      46--
         beneficial owner's desire to obtain repayment pursuant to this Section
         4.01. Such broker or other entity will provide to the Paying Agent (i) the Change in Control Purchase Notice received from such beneficial owner and (ii) a certificate satisfactory to the Paying Agent from such broker or other entity stating that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to this Section 4.01 to such beneficial owner.

              (c) Payment of the Change in Control Purchase Price for a 2004 Note for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned (except in the case of a 2004 Note represented by one or more Global Notes) upon delivery of such 2004 Note (together with necessary endorsements) to the Paying Agent at its office in Detroit, Michigan, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Purchase Date) after the delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such 2004 Note will be made promptly following the later of the Purchase Date or the time of delivery of such 2004 Note. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such 2004 Note on the Business Day following the Purchase Date, then, on and after such date, interest will cease accruing, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the 2004 Note).

              (d) The Issuer shall comply with the provisions of Regulation 14E and any other tender offer rules under the Exchange Act, which may then be applicable in connection with any offer by the Issuer to repurchase 2004 Notes at the option of Holders upon a Change in Control.




                                      47--

              (e) No 2004 Note may be repurchased by the Issuer as a result of a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the Payment of the Change in Control Purchase Price with respect to the 2004 Notes).

                                    ARTICLE V


                       ADDITIONAL COVENANTS OF THE ISSUER
                         WITH RESPECT TO THE 2004 NOTES

              SECTION 5.01. Existence. So long as any of the 2004 Notes are outstanding, subject to Article Nine of the Original Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

              SECTION 5.02. Limitation on Certain Liens. (a) So long as any of the 2004 Notes are outstanding, the Issuer shall not create, incur, assume or suffer to exist any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor of the Issuer or any Subsidiary a preferential interest (hereinafter in this Section referred to as a "Lien") upon or with respect to any of its property of any character, including without limitation any shares of Capital Stock of Consumers or Enterprises, without making effective provision whereby the 2004 Notes shall (so long as any such other creditor shall be so secured) be equally and ratably secured (along with any other creditor similarly entitled to be secured) by a direct Lien on all property subject to such Lien, provided, however, that the foregoing restrictions shall not apply to:

              (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;



                                      48--

         (ii) pledges or deposits to secure (a) obligations under workmen's compensation laws or similar legislation, (b) statutory obligations of the Issuer or (c) Support Obligations;

         (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

         (iv) purchase money Liens upon or in property acquired and held by the Issuer in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Indebtedness at any one time outstanding secured by Liens permitted by this clause (iv) shall not exceed $10,000,000; and

         (v) Liens not otherwise permitted by clauses (i) through (iv) of this Section securing Indebtedness of the Issuer; provided that on the date such Liens are created, and after giving effect to such Indebtedness, the aggregate principal amount at maturity of all of the secured Indebtedness of the Issuer at such date shall not exceed 5% of Consolidated Net Tangible Assets at such date.

              SECTION 5.03. Limitation on Consolidation, Merger, Sale or Conveyance. So long as any of the 2004 Notes are outstanding and until the 2004 Notes are rated BBB- or



                                      49--
above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 5.03, and subject also to Article Nine of the Indenture, the Issuer shall not consolidate with or merge into any other Person or sell, lease or convey the property of the Issuer in the entirety or substantially as an entirety, unless (i) immediately after giving effect to such transaction the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Issuer immediately prior to the transaction, and (ii) after giving effect to such transaction, the surviving entity would be entitled to incur at least one dollar of additional Indebtedness (other than revolving Indebtedness to banks) without violation of the limitations in Section 5.04 hereof.

              SECTION 5.04. Limitation on Consolidated Indebtedness. (a) So long as any of the 2004 Notes are outstanding and until the 2004 Notes are rated BBB-or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 5.04, the Issuer shall not, and shall not permit any Consolidated Subsidiary of the Issuer to, issue, create, assume, guarantee, incur or otherwise become liable for (collectively, "issue"), directly or indirectly, any Indebtedness unless the Consolidated Coverage Ratio of the Issuer and its Consolidated Subsidiaries for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Issuer and its Consolidated Subsidiaries for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (i) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (ii) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (iii) the acquisition of any company or business acquired by the Issuer or any Subsidiary since the first day


                                      50--
of the period (including giving effect to the pro forma historical earnings of such company or business), including any acquisition which will be consummated contemporaneously with the issuance of such Indebtedness, as if in each case such acquisition occurred at the beginning of the period) exceeds a ratio of 1.7 to 1.0.

              (b) Notwithstanding the foregoing paragraph, the Issuer or any Restricted Subsidiary may issue, directly or indirectly, the following
Indebtedness:

              (1) Indebtedness of the Issuer to banks not to exceed $1,000,000,000 in aggregate outstanding principal amount at any time;

              (2) Indebtedness (other than Indebtedness described in clause (1) of this Subsection) outstanding on the date of this Eighth Supplemental Indenture, as set forth on Schedule 5.04(b)(2) attached hereto and made a part hereof, and Indebtedness issued in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this clause (2); provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the 2004 Notes, the Indebtedness is subordinated to the 2004 Notes in right of payment;



                                      51--

                   (3) Indebtedness of the Issuer owed to and held by a Subsidiary and Indebtedness of a Subsidiary owed to and held by the Issuer; provided, however, that, in the case of Indebtedness of the Issuer owed to and held by a Subsidiary, (i) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Subsidiary or (ii) any transfer of such Indebtedness (except to the Issuer or a Subsidiary) shall be deemed for the purposes of this Subsection to constitute the issuance of such Indebtedness by the Issuer;

                   (4) Indebtedness of the Issuer issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of the Issuer issued in accordance with Subsection (a) of this Section, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the 2004 Notes, the Indebtedness so issued is subordinated to the 2004 Notes in right of payment;

                   (5) Indebtedness of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of a Restricted Subsidiary issued in accordance with Subsection (a) of this Section, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if


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

         any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced.

                   (6) Indebtedness of a Consolidated Subsidiary issued to acquire, develop, improve, construct or to provide working capital for a gas, oil or electric generation, exploration, production, distribution, storage or transmission facility and related assets, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary;

                   (7) Indebtedness of a Person existing at the time at which such person became a Subsidiary and not incurred in connection with, or in contemplation



                                      53--
         of, such Person becoming a Subsidiary. Such Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Consolidated Subsidiary;



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

                   (8) Indebtedness issued by the Issuer not to exceed $150,000,000 in aggregate principal amount at any time; and

                   (9) Indebtedness of a Consolidated Subsidiary in respect of rate reduction bonds issued to recover electric restructuring transition costs of Consumers provided that such Indebtedness is without recourse to the assets of Consumers.

                   SECTION 5.05. Limitation on Restricted Payments. (a) So long as any of the 2004 Notes are outstanding and until the 2004 Notes are rated BBB-or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 5.05, the Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer, directly or indirectly, to (i) declare or pay any dividend or make any distribution on the Capital Stock of the Issuer to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such NonConvertible Capital Stock and except dividends or distributions payable to the Issuer or a Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer, or (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof, any Subordinated Indebtedness (any such dividend, distribution, purchase, redemption, repurchase, defeasing, other acquisition or retirement being hereinafter referred to as a "Restricted Payment") if at the time the Issuer or such Subsidiary makes such Restricted
Payment:



                                      55--

                   (1) an Event of Default, or an event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); or

                   (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since May 6, 1997 would exceed the sum of:

                   (A)  $100,000,000;

                   (B) 100% of Consolidated Net Income, accrued during the period (treated as one accounting period) from May 6, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such sum shall be a deficit, minus 100% of the deficit); and

                   (C) the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of or contribution with respect to its Capital Stock subsequent to May 6, 1997.

For the purpose of determining the amount of any Restricted Payment not in the form of cash, the amount shall be the fair value of such Restricted Payment as determined in good faith by the Board of Directors, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Board of Directors is in excess of $25 million, such value shall be based on the opinion from a nationally recognized firm experienced in the appraisal of similar types of transactions.

         (b)  The provisions of Section 5.05(a) shall not prohibit:





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

              (i) any purchase or redemption of Capital Stock of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

              (ii) dividends or other distributions paid in respect of any class of the Issuer's Capital Stock issued in respect of the acquisition of any business or assets by the Issuer or a Restricted Subsidiary if the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

              (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of payment of such dividend, no Event of Default shall have occurred and be continuing (or result therefrom), and provided further, however, that such dividends shall be included (without duplication) in the calculation of the amount of Restricted Payments; or

              (iv) payments pursuant to the Tax-Sharing Agreement.

         SECTION 5.06. Limitation on Asset Sales. So long as any of the 2004 Notes are outstanding, the Issuer may not sell, transfer or otherwise dispose of any property or assets of the Issuer, including Capital Stock of any Consolidated Subsidiary, in one transaction or a series of transactions in an amount which exceeds $50,000,000 (an "Asset Sale") unless the Issuer shall (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of a Consolidated Subsidiary or Indebtedness of the Issuer which is pari passu with the 2004 Notes or (ii) invest an equal amount not


                                      57--
so used in clause (i) in property or assets of related business within 24 months after the date of the Asset Sale (the "Application Period") or (iii) apply such excess Net Cash Proceeds not so used in (i) or (ii) (the "Excess Proceeds") to make an offer, within 30 days after the end of the Application Period, to purchase from the Holders on a pro rata basis an aggregate principal amount of 2004 Notes on the relevant purchase date equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the 2004 Notes on the relevant purchase date and unpaid interest, if any, to the purchase date. The Issuer shall only be required to make an offer to purchase 2004 Notes from Holders pursuant to subsection (iii) if the Excess Proceeds equal or exceed $25,000,000 at any given time.

              The procedures to be followed by the Issuer in making an offer to purchase 2004 Notes from the Holders with Excess Proceeds, and for the acceptance of such offer by the Holders, shall be the same as those set forth in
Section 4.01 herein with respect to a Change in Control.

                                   ARTICLE VI

                          ADDITIONAL EVENTS OF DEFAULT
                         WITH RESPECT TO THE 2004 NOTES

              SECTION 6.01. Definition. All of the events specified in clauses
(a) through (h) of Section 5.1 of the Original Indenture shall be "Events of Default" with respect to each of the 2004 Notes.

              SECTION 6.02. Amendments to Section 5.1 of the Original Indenture.

              (a) Solely for the purpose of determining Events of Default with respect to the 2004 Notes, paragraphs (e), (f) and (h) of Section 5.1 of the Original Indenture shall be amended such that each and every reference therein to the Issuer shall be deemed to mean either the Issuer or Consumers.



                                      58--

              (b) The following event shall be an "Event of Default" with respect to the 2004 Notes: default in the payment of any Liquidated Damages pursuant to the Registration Rights Agreement with respect to any such 2004 Note, when due and continuance of such default for a period of 30 days.

                                   ARTICLE VII

                                  GLOBAL NOTES

              Each series of 2004 Notes will be issued initially in the form of Global Notes. "Global Note" means a registered 2004 Note evidencing one or more 2004 Notes issued to a depositary (the "Depositary") or its nominee, in accordance with this Article and bearing the legend prescribed in this Article. One or more Global Notes will represent all 2004 Notes of a series, except as provided in Section 2.06. The Issuer shall execute and the Trustee shall, in accordance with this Article and the Issuer Order with respect to each series of 2004 Notes, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the 2004 Notes of such series to be represented by such Global Note or Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless the Global 2004 Note is presented by an authorized representative of the Depository to the Issuer or its agent for registration of transfer, exchange or payment, and any 2004 Note issued is registered in the name of a nominee of the Depository, or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository, or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof has an interest herein."


                                      59--

              Notwithstanding Section 2.8 of the Indenture, unless and until it is exchanged in whole or in part for 2004 Notes in definitive form, a Global Note representing one or more 2004 Notes may not be transferred except as a whole by the Depositary, to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for 2004 Notes or a nominee of such successor Depositary.

              If at any time the Depositary for the 2004 Notes is unwilling or unable to continue as Depositary for the 2004 Notes of such series, the Issuer shall appoint a successor Depositary with respect to the 2004 Notes of such series. If (A) a successor Depositary for such 2004 Notes is not appointed by the Issuer by the earlier of (i) 90 days from the date the Issuer receives notice to the effect that the Depositary is unwilling or unable to act, or the Issuer determines that the Depositary is unable to act or (ii) the effectiveness of the Depositary's resignation or failure to fulfill its duties as Depositary, or (B) a Default or Event of Default has occurred with respect to any 2004 Notes, the Issuer will execute, and the Trustee, upon receipt of a Issuer Order for the authentication and delivery of definitive 2004 Notes of such series, will authenticate and deliver 2004 Notes of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such 2004 Notes in exchange for such Global Note or Notes.

              The Issuer may at any time and in its sole discretion determine that 2004 Notes of either series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Trustee, upon receipt of a Issuer Order for the authentication and delivery of definitive 2004 Notes of such series, will authenticate and deliver 2004 Notes of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such 2004 Notes in exchange for such Global Note or Notes.




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

              The Depositary for 2004 Notes of either series may surrender a Global Note or Notes for 2004 Notes of such series in exchange in whole or in part for 2004 Notes of such series in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge:

                   (i) to each Person specified by such Depositary a new 2004 Note or Notes of such series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                   (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of 2004 Notes of such series in definitive form delivered to Holders thereof.

              In any exchange provided for in this Article, the Issuer will execute and the Trustee will authenticate and deliver 2004 Notes in definitive registered form in authorized denominations.

              Upon the exchange of a Global Note for 2004 Notes in definitive form, such Global Note shall be canceled by the Trustee. 2004 Notes in definitive form issued in exchange for a Global Note pursuant to this Article shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or Security Registrar. The Trustee shall deliver such 2004 Notes to the persons in whose names such 2004 Notes are so registered.


                                      61--

                                  ARTICLE VIII

                                   DEFEASANCE


              All of the provisions of Article Ten of the Original Indenture shall be applicable to each series of 2004 Notes. Upon satisfaction by the Issuer of the requirements of Section 10.1(c) of the Original Indenture, in connection with any covenant defeasance (as provided in Section 10.1(c) of the Indenture), the Issuer shall be released from its obligations under Article Nine of the Original Indenture and under Articles IV and V of this Eighth Supplemental Indenture with respect to the 2004 Notes.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

              This Eighth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Eighth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Eighth Supplemental Indenture shall together constitute one and the same instrument.

                                   TESTIMONIUM

              This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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




              IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                        CMS ENERGY CORPORATION



                                        By: /s/ Alan M. Wright
                                           -------------------------------------
                                                 Alan M. Wright
                                                 Senior Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer



Attest:

                                        (Corporate Seal)





                                        NBD BANK
                                          as Trustee



                                        By: /s/ Ernest J. Peck
                                           -------------------------------------
                                                 Ernest J. Peck
                                                 Vice President


Attest:  /s/ D.O. Lis
         -------------------------
         Senior Vice President and
         Secretary


                                        (Corporate Seal)



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


                               Schedule 5.04(b)(2)


Indebtedness of CMS Energy Corporation outstanding on October 31, 1997


                             [CMS Energy to provide]







                                       64